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                                                                      Exhibit 16

                                                           EXHIBIT 1 TO FORM 8-K

September 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 10, 1999, of Gulf States of Alabama, Inc. and are in agreement with the statements contained in the first through the fifth paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,

                                        Ernst & Young LLP